UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2022

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100 Houston, TX 77002
(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2022, Targa Resources Corp. (the “Company”), along with certain of its subsidiaries (the “Subsidiary Guarantors”), completed the previously announced underwritten public offering (the “Offering”) of (i) $750,000,000 in aggregate principal amount of the Company’s 5.200% Senior Notes due 2027 (the “2027 Notes”) and (ii) $500,000,000 in aggregate principal amount of the Company’s 6.250% Senior Notes due 2052 (the “2052 Notes” and together with the 2027 Notes, the “Notes”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors (the “Guarantees” and, together with the Notes, the “Securities”) so long as such Subsidiary Guarantors satisfy certain conditions. The Securities were issued pursuant to the Indenture, dated as of April 6, 2022 (the “Base Indenture”), as supplemented by that certain Third Supplemental Indenture, dated as of July 7, 2022 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Company expects to use the net proceeds from the Offering to fund a portion of its acquisition of all the outstanding interests in Lucid Energy Delaware, LLC for aggregate cash consideration of approximately $3.55 billion (the “Lucid Acquisition”). If the Company does not complete the Lucid Acquisition, it expects to use the net proceeds from the Offering for general corporate purposes, which may include, among other things, repayment of indebtedness, capital expenditures, additions to working capital, investments in its subsidiaries and other acquisitions.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (File No. 333-263730) of the Company (as may be amended from time to time, the “Registration Statement”), as supplemented by the Prospectus Supplement dated June 22, 2022 relating to the Securities (the “Prospectus Supplement”), filed with the U.S. Securities and Exchange Commission on June 24, 2022. Legal opinions related to the Securities are included as Exhibit 5.1 and Exhibit 5.2 hereto.

The terms of the Securities and the Indenture are further described in the Registration Statement and the Prospectus Supplement under the captions “Description of Debt Securities” and “Description of the Notes,” respectively. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Base Indenture and the Third Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company or the Subsidiary Guarantors for which they received or will receive customary fees and expenses. An affiliate of the Trustee is a lender under the Company’s credit facility and an affiliate of the Trustee is an underwriter of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture, dated as of April 6, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K filed April 6, 2022 (File No. 001-34991)).

4.2	Third Supplemental Indenture, dated as of July 7, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Securities.

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Securities.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: July 7, 2022	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer